Exhibit 5.2

MCDAVID, NOBLIN & WEST PLLC

ATTORNEYS AT LAW

ADMITTED TO PRACTICE IN

ALABAMA, ARKANSAS AND MISSISSIPPI

W. ERIC WEST	248 EAST CAPITOL STREET, SUITE 840	MAILING ADDRESS:
ewest@mnwlaw.com	JACKSON, MISSISSIPPI 39201	P. O. BOX 24626
URL: www.mnwlaw.com	TELEPHONE: 601-948-3305	JACKSON, MS 39225-4626
FACSIMILE: 601-354-4789

April 20, 2012

Genesis Energy, L.P.

919 Milam, Suite 2100

Houston, TX 77002

RE:	Genesis Energy, L.P.

Registration Statement Form S-3

Ladies and Gentlemen:

We have acted as special Alabama counsel to Genesis Pipeline Alabama, LLC, an Alabama limited liability company (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3, as amended (the “Registration Statement”) filed by Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate aggregate amount of securities (the “Securities”) consisting of (a) common units (the “Common Units”) representing limited partnership interests in the Partnership, (b) preferred securities (the “Preferred Securities”) representing limited partnership interests in the Partnership, (c) subordinated securities (the “Subordinated Securities” and, together with the Common Units and the Preferred Securities, the “LP Equity Securities”) representing limited partnership interests in the Partnership, (d) the Partnership’s options to purchase LP Equity Securities (the “Options”), (e) the Partnership’s warrants to purchase LP Equity Securities or Debt Securities (defined below)(the “Warrants”), (f) the Partnership’s rights to purchase LP Equity Securities (the “Rights”), (g) the Partnership’s senior debt securities, as to which the Partnership’s subsidiary, Genesis Energy Finance Corporation, a Delaware corporation (“Genesis Finance”), may be co-issuer, in one or more series (the “Senior Debt Securities”), and the Partnership’s subordinated debt securities, as to which Genesis Finance may be co-issuer, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Partnership Debt Securities”) and (h) guarantees (the “Guarantees”) of Partnership Debt Securities by the subsidiaries, including the Company (the “Subsidiary Guarantors”), listed on Schedule I hereto and named in the Registration Statement (the Partnership Debt Securities, together with (if such Partnership Debt Securities have been guaranteed by Subsidiary

Genesis Energy, L.P.

April 20, 2012

Guarantors) the related Guarantees of such Subsidiary Guarantors, being referred to herein as the “Debt Securities”) or any combination of the foregoing, each on terms to be determined at the time of each offering. This opinion is being furnished at the request of the Partnership and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (i) a form of the Indenture for the Senior Debt Securities filed as Exhibit 4.30 to the Registration Statement to be entered into by the Partnership, Genesis Finance, the Company, the other Subsidiary Guarantors and U.S. Bank National Association, as trustee, the form and terms (including whether Genesis Finance is co-issuer thereof and any Guarantees) of any series of Partnership Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to such Indenture, (ii) a form of the Indenture for the Subordinated Debt Securities filed as Exhibit 4.31 to the Registration Statement to be entered into by the Partnership, Genesis Finance, the Company, the other Subsidiary Guarantors and U.S. Bank National Association, as trustee (together with the trustee referred to in (i), each a “Trustee”) (the indentures in (i) and (ii) are each referred to herein as an “Indenture”), the form and terms (including whether Genesis Finance is co-issuer thereof and any Guarantees) of any series of Partnership Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or a supplemental indenture to such Indenture and (iii) such limited liability company records of the Company and other certificates and documents of officials of the Company and public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the Guarantee by the Company will have been duly authorized by all necessary limited liability company action on the part of the Company and will constitute the legal, valid and binding obligation of the Company thereto, enforceable against such party in accordance with its terms, when all applicable terms, conditions and provisions of the applicable documents and all applicable securities laws, rules and regulations have been fully complied with, such that all applicable securities laws, rules and regulations as well as all of the terms and conditions of all applicable documents referenced herein have been fully and completely complied with and when the applicable Indenture constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms.

Genesis Energy, L.P.

April 20, 2012

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

(A)	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of the Laws of the State of Alabama.

(B)	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you on matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitations, future changes in applicable law.

Sincerely,

McDAVID, NOBLIN & WEST PLLC

/s/ W. Eric West

W. Eric West
For the Firm

Schedule I

Subsidiary Guarantors

Jurisdiction of Formation or Organization
Davison Petroleum Supply, LLC	Delaware
Davison Transportation Services, Inc.	Delaware
Davison Transportation Services, LLC	Delaware
Fuel Masters, LLC	Texas
GEL CHOPS GP, LLC	Delaware
GEL CHOPS I, L.P.	Delaware
GEL CHOPS II, L.P.	Delaware
GEL Louisiana Fuels, LLC	Delaware
GEL Odyssey, LLC	Delaware
GEL Offshore Pipeline, LLC	Delaware
GEL Offshore, LLC	Delaware
GEL Poseidon, LLC	Delaware
GEL Sekco, LLC	Delaware
GEL Tex Marketing, LLC	Delaware
GEL Wyoming, LLC	Delaware
Genesis CHOPS I, LLC	Delaware
Genesis CHOPS II, LLC	Delaware
Genesis CO2 Pipeline, L.P.	Delaware
Genesis Crude Oil, L.P.	Delaware
Genesis Davison, LLC	Delaware
Genesis Energy, LLC	Delaware
Genesis Free State Holdings, LLC	Delaware
Genesis Marine, LLC	Delaware
Genesis Natural Gas Pipeline, L.P.	Delaware
Genesis NEJD Holdings, LLC	Delaware
Genesis Odyssey, LLC	Delaware
Genesis Offshore, LLC	Delaware
Genesis Pipeline Alabama, LLC	Alabama
Genesis Pipeline Texas, L.P.	Delaware
Genesis Pipeline USA, L.P.	Delaware
Genesis Poseidon, LLC	Delaware
Genesis Rail Services, LLC	Delaware
Genesis Sekco, LLC	Delaware
Genesis Syngas Investments, L.P.	Delaware
Milam Services, Inc.	Delaware
Red River Terminals, L.L.C.	Louisiana
TDC Services Corporation, Inc.	Delaware
TDC, L.L.C.	Louisiana
Texas City Crude Oil Terminal, LLC	Delaware